Exhibit 5.1

  21 Platform Way South, Suite 3500

Nashville, TN 37203

(615) 742-6200

August 10, 2026

Ryman Hospitality Properties, Inc.
One Gaylord Drive
Nashville, Tennessee 37214

Re:	Registration Statement on Form S-3ASR

Ladies and Gentlemen:

We have acted as counsel to Ryman Hospitality Properties, Inc. (“Company”), in connection with its filing of a Registration Statement on Form S-3ASR (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”) and relating to the registration under the Securities Act of 1933, as amended (the “Securities Act”), of the Company’s common stock, par value $0.01 per share (the “Common Stock”).  The Common Stock may be issued in an unspecified number of shares, at prices and on terms to be set forth in one or more prospectus supplements to the prospectus contained in the Registration Statement.

In connection with this opinion, we have examined the Registration Statement and exhibits thereto.  We also have reviewed such corporate or other organizational documents, records, certificates and other instruments as in our judgment are necessary or appropriate to form the basis for the opinions hereinafter set forth, subject to the assumptions, limitations and qualifications stated herein.  As to various issues of fact, we have relied upon statements and certificates of officers of the Company without independent verification or investigation.  For purposes of the opinions on the good standing of the Company, we have relied solely upon good standing certificates of recent dates issued by the Secretary of State of Delaware.

In connection with our examination of documents, we have assumed the genuineness of signatures on original documents, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all copies submitted to us as certified, conformed or photographic copies and, as to certificates of public officials, we have assumed the same to have been properly given and to be accurate.

We have also assumed that at any time the Common Stock is sold pursuant to the Registration Statement, (i) the Registration Statement, and any amendments thereto (including post-effective amendments), will be effective under the Securities Act, (ii) a prospectus supplement will have been filed with the SEC describing the Common Stock offered thereby, (iii) all Common Stock will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the applicable prospectus supplement, (iv) a definitive purchase, underwriting or similar agreement with respect to any Common Stock offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto, (v) there will be sufficient shares of Common Stock authorized under the Company’s organizational documents and not otherwise reserved for issuance, and (vi) none of the shares of Common Stock will be issued, sold or transferred in violation of the restrictions on ownership and transfer set forth in the Company’s organizational documents.

The opinions expressed herein are limited in all respects to the Delaware General Corporation Law and the federal laws of the United States of America and no opinion is expressed with respect to (i) laws of any other jurisdiction or any effect which such laws may have on the opinions expressed herein, or (ii) the securities or “blue sky” laws of any jurisdiction.  We are not rendering any opinion, and we are not providing any assurance, as to compliance with any antitrust, antifraud law, rule or regulation relating to securities, or to the sale or issuance thereof.

Ryman Hospitality Properties, Inc.

August 10, 2026

We have not undertaken any independent investigation to determine the existence or absence of facts, and no inference as to our knowledge of the existence or absence of any such facts should be drawn from the fact of our representation of the Company.

Based upon the foregoing and subject to the assumptions, exceptions, qualifications and limitations set forth herein, we are of the opinion that when (i) duly authorized by appropriate corporate action of the Company (including the Board of Directors of the Company or an authorized committee thereof), and (ii) issued, sold and delivered against payment therefor in accordance with such authorization, the applicable definitive purchase, underwriting or similar agreement approved by the Board of Directors of the Company (or an authorized committee thereof) and in the manner and for the consideration stated in the Registration Statement and the applicable prospectus supplement, and such consideration per share is not less than the par value per share of the Common Stock, then the shares of Common Stock offered by the Registration Statement will be validly issued, fully paid and non-assessable.

Our opinions expressed herein are rendered as of the date hereof, and we assume no obligation to advise you of changes in law or fact (or the effect thereof on the opinions expressed herein) that hereafter may come to our attention. This opinion is being rendered for the benefit of the Company in connection with the matters addressed herein.

We hereby consent to the filing of this opinion letter with the SEC as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of our name in the Registration Statement and in the related prospectus, which forms a part thereof under the caption “Legal Matters.” In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC promulgated thereunder.

Very truly yours,

/s/ Bass, Berry & Sims PLC